Exhibit (e)(2)

BROOKFIELD INVESTMENT FUNDS
FORM OF FIRST AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT, dated as of the ___ day of ___________, 2013, to the Distribution Agreement dated as of September 20th, 2011 (the “Agreement”) is entered into by and between BROOKFIELD INVESTMENT FUNDS, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor.”)

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

WHEREAS, the parties desire to amend Exhibit A to the Agreement to add the Brookfield U.S. Listed Real Estate Fund and to remove the Brookfield High Yield Fund; and

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement shall be amended and replaced in its entirety by the amended Exhibit A attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

BROOKFIELD INVESTMENT FUNDS	QUASAR DISTRIBUTORS, LLC
By: ______________________________	By: ______________________________
Name: ____________________________	Name: James R. Schoenike
Title: _____________________________	Title: President

Exhibit (e)(2)

Amended Exhibit A
 to the Distribution Agreement – BROOKFIELD INVESTMENT FUNDS

Fund Names

Name of Series

Brookfield Global Listed Real Estate Fund
Brookfield Global Listed Infrastructure Fund
Brookfield Global High Yield Fund
Brookfield U.S. Listed Real Estate Fund